                                                                    Exhibit 10.2

                            TITAN INTERNATIONAL, INC.

                         5-1/4% Senior Convertible Notes

                                    due 2009

                                    INDENTURE

                         U.S. BANK NATIONAL ASSOCIATION

                            Dated as of July 26, 2004

                             CROSS REFERENCE TABLE*

TIA Section                                                                           Indenture Section
310(a)(1)...........................................................................       7.10
   (a)(2)...........................................................................       N.A.
   (a)(3)...........................................................................       N.A.
   (a)(4)...........................................................................       N.A.
   (a)(5)...........................................................................       N.A.
   (b)..............................................................................       7.10
   (c)..............................................................................       N.A.
311(a)..............................................................................       7.11
   (b)..............................................................................       7.11
   (c)..............................................................................       N.A.
312(a)..............................................................................       N.A.
   (b)..............................................................................      11.03
   (c)..............................................................................      11.03
313(a)..............................................................................       7.06
   (b)..............................................................................       7.06
   (c)..............................................................................       N.A.
   (d)..............................................................................       N.A.
314(a)..............................................................................       4.02
   (b)..............................................................................       N.A.
   (c)(1)...........................................................................       N.A.
   (c)(2)...........................................................................       N.A.
   (c)(3)...........................................................................       N.A.
   (d)..............................................................................       N.A.
   (e)..............................................................................       N.A.
   (f)..............................................................................       N.A.
315(a)..............................................................................       7.01
   (b)..............................................................................       7.05
   (c)..............................................................................       N.A.
   (d)(1)...........................................................................       7.01
   (d)(2)...........................................................................       7.01
   (d)(3)...........................................................................       7.01
   (e)..............................................................................       6.11
316(a) (last sentence)..............................................................       N.A.
   (a)(1)(A)........................................................................       6.05
   (a)(1)(B)........................................................................       6.04
   (a)(2)...........................................................................       N.A.
   (b)..............................................................................       N.A.
317(a)(1)...........................................................................       N.A.
   (a)(2)...........................................................................       N.A.
   (b)..............................................................................       N.A.
318(a)..............................................................................       N.A.

----------
* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                         ARTICLE 1
                                  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01      Definitions.............................................................................       1
SECTION 1.02      Other Definitions.......................................................................       7
SECTION 1.03      Incorporation by Reference of Trust Indenture Act.......................................       8
SECTION 1.04      Rules of Construction...................................................................       8
SECTION 1.05      Acts of Holders.........................................................................       8

                                                         ARTICLE 2
                                                       THE SECURITIES

SECTION 2.01      Form and Dating.........................................................................       9
SECTION 2.02      Execution and Authentication............................................................      11
SECTION 2.03      Registrar, Paying Agent, Bid Solicitation Agent and Conversion Agent....................      11
SECTION 2.04      Paying Agent to Hold Money and Securities in Trust......................................      12
SECTION 2.05      Holder Lists............................................................................      12
SECTION 2.06      Transfer and Exchange...................................................................      12
SECTION 2.07      Replacement Securities..................................................................      14
SECTION 2.08      Outstanding Securities; Determinations of Holders' Action...............................      15
SECTION 2.09      Temporary Securities....................................................................      15
SECTION 2.10      Cancellation............................................................................      16
SECTION 2.11      Persons Deemed Owners...................................................................      16
SECTION 2.12      Global Securities.......................................................................      16
SECTION 2.13      CUSIP Numbers...........................................................................      21
SECTION 2.14      Defaulted Interest......................................................................      21
SECTION 2.15      Registration Default....................................................................      21

                                                         ARTICLE 3
                                                  PURCHASES OF SECURITIES

SECTION 3.01      Purchase of Securities at Option of the Holder upon Change in Control...................      22
SECTION 3.02      Effect of Change in Control Purchase Notice.............................................      28
SECTION 3.03      Deposit of Change in Control Purchase Price.............................................      29
SECTION 3.04      Securities Purchased in Part............................................................      29
SECTION 3.05      Covenant to Comply with Securities Laws upon Purchase of Securities.....................      29
SECTION 3.06      Repayment to the Company................................................................      30

                                                         ARTICLE 4
                                                         COVENANTS

SECTION 4.01      Payment of Principal, Premium, Interest on the Securities...............................      30
SECTION 4.02      SEC and Other Reports...................................................................      30
SECTION 4.03      Compliance Certificate..................................................................      31
SECTION 4.04      Further Instruments and Acts............................................................      31

SECTION 4.05      Maintenance of Office or Agency.........................................................      31
SECTION 4.06      Delivery of Certain Information.........................................................      31
SECTION 4.07      Additional Interest Amounts Notice......................................................      32

                                                         ARTICLE 5
                                                   SUCCESSOR CORPORATION

SECTION 5.01      When Company May Merge or Transfer Assets...............................................      32

                                                         ARTICLE 6
                                                   DEFAULTS AND REMEDIES

SECTION 6.01      Events of Default.......................................................................      33
SECTION 6.02      Acceleration............................................................................      35
SECTION 6.03      Other Remedies..........................................................................      35
SECTION 6.04      Waiver of Past Defaults.................................................................      35
SECTION 6.05      Control by Majority.....................................................................      36
SECTION 6.06      Limitation on Suits.....................................................................      36
SECTION 6.07      Rights of Holders to Receive Payment and to Convert.....................................      36
SECTION 6.08      Collection Suit by Trustee..............................................................      37
SECTION 6.09      Trustee May File Proofs of Claim........................................................      37
SECTION 6.10      Priorities..............................................................................      37
SECTION 6.11      Undertaking for Costs...................................................................      38
SECTION 6.12      Waiver of Stay, Extension or Usury Laws.................................................      38

                                                         ARTICLE 7
                                                          TRUSTEE

SECTION 7.01      Duties of Trustee.......................................................................      38
SECTION 7.02      Rights of Trustee.......................................................................      39
SECTION 7.03      Individual Rights of Trustee............................................................      41
SECTION 7.04      Trustee's Disclaimer....................................................................      41
SECTION 7.05      Notice of Defaults......................................................................      41
SECTION 7.06      Reports by Trustee to Holders...........................................................      42
SECTION 7.07      Compensation and Indemnity..............................................................      42
SECTION 7.08      Replacement of Trustee..................................................................      42
SECTION 7.09      Successor Trustee by Merger.............................................................      43
SECTION 7.10      Eligibility; Disqualification...........................................................      43
SECTION 7.11      Preferential Collection of Claims Against Company.......................................      43

                                                         ARTICLE 8
                                                   DISCHARGE OF INDENTURE

SECTION 8.01      Discharge of Liability on Securities....................................................      44
SECTION 8.02      Repayment of the Company................................................................      44
SECTION 8.03      Deposited Monies to Be Held in Trust by Trustee.........................................      44
SECTION 8.04      Reinstatement...........................................................................      44

                                                         ARTICLE 9
                                                         AMENDMENTS

SECTION 9.01      Without Consent of Holders..............................................................      45
SECTION 9.02      With Consent of Holders.................................................................      46
SECTION 9.03      Compliance with Trust Indenture Act.....................................................      46
SECTION 9.04      Revocation and Effect of Consents, Waivers and Actions..................................      46
SECTION 9.05      Notation on or Exchange of Securities...................................................      47
SECTION 9.06      Trustee to Sign Supplemental Indentures.................................................      47
SECTION 9.07      Effect of Supplemental Indentures.......................................................      47

                                                         ARTICLE 10
                                                         CONVERSION

SECTION 10.01     Conversion Right and Conversion Rate....................................................      47
SECTION 10.02     Exercise of Conversion Right............................................................      47
SECTION 10.03     Fractions of Shares.....................................................................      49
SECTION 10.04     Adjustment of Conversion Rate...........................................................      49
SECTION 10.05     Notice of Adjustments of Conversion Rate................................................      55
SECTION 10.06     Notice Prior to Certain Actions.........................................................      56
SECTION 10.07     Company to Reserve Common Stock.........................................................      57
SECTION 10.08     Taxes on Conversions....................................................................      57
SECTION 10.09     Covenant as to Common Stock.............................................................      57
SECTION 10.10     Cancellation of Converted Securities....................................................      57
SECTION 10.11     Effect of Reclassification, Consolidation, Merger or Sale...............................      57
SECTION 10.12     Adjustment for Other Distributions......................................................      58
SECTION 10.13     Responsibility of Trustee for Conversion Provisions.....................................      59
SECTION 10.14     Rights Issued in Respect of Common Stock Issued Upon Conversion.........................      60

                                                         ARTICLE 11
                                                       MISCELLANEOUS

SECTION 11.01     Trust Indenture Act Controls............................................................      60
SECTION 11.02     Notices.................................................................................      60
SECTION 11.03     Communication by Holders with Other Holders.............................................      61
SECTION 11.04     Certificate and Opinion as to Conditions Precedent......................................      61
SECTION 11.05     Statements Required in an Officers' Certificate or Opinion..............................      61
SECTION 11.06     Separability Clause.....................................................................      62
SECTION 11.07     Rules by Trustee, Paying Agent, Conversion Agent and Registrar..........................      62
SECTION 11.08     Legal Holidays..........................................................................      62
SECTION 11.09     GOVERNING LAW...........................................................................      62
SECTION 11.10     No Recourse Against Others..............................................................      62
SECTION 11.11     Successors..............................................................................      62
SECTION 11.12     Multiple Originals......................................................................      62

EXHIBITS

Exhibit A         Form of Global Security.................................................................      A-1
Exhibit B         Form of Certificated Security...........................................................      B-1
Exhibit C         Transfer Certificate....................................................................      C-1

         INDENTURE dated as of July 26, 2004 between TITAN INTERNATIONAL, INC., an Illinois corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, as Trustee hereunder (the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of its 5-1/4% Senior Convertible Notes due 2009 (the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                  (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "144A Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

         "30-day Option" means the 30-day option granted by the Company to the Initial Purchasers to purchase up to an additional $15,000,000 aggregate principal amount of Securities pursuant to the Purchase Agreement.

         "Additional Interest Amount" means the additional interest amount payable by the Company upon the occurrence of an Event (as defined in the Registration Rights Agreement), in the manner and in the amounts provided by the Registration Rights Agreement.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "bank credit facilities" means the Company's three-year $100 million senior secured revolving credit facility entered into as of July 23, 2004 among the Company and LaSalle Bank Association and General Electric Capital Corporation.

         "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

         "Bid Solicitation Agent" means any person authorized by the Company to solicit bids in accordance with Article 10 hereof.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

         "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

         "Business Day" means each day of the year other than a Saturday or a Sunday on which banking institutions are not required or authorized to close in The City of New York.

         "Capital Stock" of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

         "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit B.

         "Closing Time" has the meaning specified in the Purchase Agreement.

         "Common Stock" means the Common Stock, no par value per share, of the Company as it exists on the date of this Indenture. Subject to the provisions of
Section 10.11, shares issuable on conversion of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "common stock" means any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer.

         "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and, thereafter, "Company" shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

         "Conversion Agent" means any person authorized by the Company to convert Securities in accordance with Article 10 hereof. On the date of this Indenture, the Company hereby appoints the Trustee as the Conversion Agent.

         "Conversion Price" means $1,000 divided by the applicable Conversion Rate.

         "Conversion Value" for the Securities is equal to the product of (i) the Sale Price per share of the Common Stock on a given day and (ii) the then current Conversion Rate.

"Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at U.S. Bank, Corporate Trust Services, 100 Wall Street, Suite 1600, New York, New York 10005, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

         "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         "Date of Delivery" has the meaning specified in the Purchase Agreement.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Dollar" or "U.S.$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A and, to the extent that such Securities are required to bear the Legend required by Section 2.06, such Securities will be in the form of a 144A Global Security.

         "Holder" means a person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

         "Initial Purchasers" mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, LaSalle Debt Capital Markets, a division of ABN AMRO Financial Services, Inc. and Harris Nesbitt Corp.

         "Interest Payment Date" means the date specified in the Securities as the fixed date on which an installment of interest on the Securities is due and payable.

         "Interest Rate" means 5-1/4% per annum.

         "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

         "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

         "Officers' Certificate" means a written certificate containing the information specified in Section 11.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by one authorized financial or accounting Officer of the Company but need not contain the information specified in Section 11.05.

         "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.04 and 11.05, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

         "person" or "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

         "principal" of a Security means the principal amount due on the Stated Maturity as set forth on the face of the Security.

         "Purchase Agreement" means the Purchase Agreement, dated as of July 20, 2004, between the Company and the Initial Purchasers.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of July 26, 2004 entered into by the Company and the Initial Purchasers.

         "Regular Record Date" means, with respect to the interest payable on any Interest Payment Date, the close of business on the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

         "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A and B of this Indenture.

         "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Sale Price" as of any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid price and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date on the New York Stock Market or such other principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of a quotation, the Company will determine the sale price on the basis of such quotations as the Company considers appropriate.

         "SEC" means the Securities and Exchange Commission.

         "Securities" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company."

         "Securities Act" means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

         "Significant Subsidiary" means any Subsidiary that would be, as of the date of the applicable action set forth in Section 6.01(6) or Section 6.01(7) hereof, a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC.

         "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

         "Subsidiary" means, with respect to any person, (1) any corporation of which at least a majority of the outstanding stock having by the terms thereof voting power for the election of directors for such corporation under ordinary circumstances is at the time, directly or indirectly, owned by such person or
(2) any other person of which at least a majority of the outstanding voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such person.

         "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

         "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System, or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

         "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

         "U.S. Government Obligations" means (A) securities that are (i) direct obligations of the United States of America, for the payment of which the full faith and credit of the United States is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the stated maturity thereof, or (B) any mutual fund that has at least 95% of its assets continuously invested in investments of the type described in clause (A) above and has the highest rating attainable by

Moody's Investor Services and Standard & Poor's Ratings Services, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation for the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         SECTION 1.02 Other Definitions.

Term                                                                                          Defined in Section
----                                                                                          ------------------
"Act"...............................................................................             1.05(a)
"Additional Interest Amounts Notice.................................................             4.07
"Agent Members".....................................................................             2.12(f)(5)
"Change in Control".................................................................             3.01(a)
"Change in Control Purchase Date"...................................................             3.01(a)
"Change in Control Purchase Notice".................................................             3.01(c)
"Change in Control Purchase Price"..................................................             3.01(a)
"Conversion Date"...................................................................             10.02
"Conversion Rate"...................................................................             10.01
"Current Market Price"..............................................................             10.04(g)
"Depositary"........................................................................             2.01(a)
"dividend threshold amount".........................................................             10.04(e)
"DTC"...............................................................................             2.01(a)
"Effective Date"....................................................................             3.01(a)
"Event of Default"..................................................................             6.01
"Exchange Act"......................................................................             3.01(a)
"excluded securities"...............................................................             10.04(d)
"Expiration Time"...................................................................             10.04(f)
"Ex-Dividend Date"..................................................................             10.12
"fair market value".................................................................             10.04(g)
"Legal Holiday".....................................................................             11.08
"Legend"............................................................................             2.06(f)
"Make-Whole Premium"................................................................             3.01(a)
"Non-Electing Share"................................................................             10.11
"Notice of Default".................................................................             6.01
"Paying Agent"......................................................................             2.03
"Purchased Shares"..................................................................             10.04(f)
"Post-Distribution Price"...........................................................             10.12
"QIBs"..............................................................................             2.01(a)
"Record Date".......................................................................             10.04(g)
"Reference Period"..................................................................             10.04(d)
"Registrar".........................................................................             2.03
"Rights Plan".......................................................................             10.14
"Rule 144A Information".............................................................             4.06

"Stock Price".......................................................................     3.01(a)
"transfer"..........................................................................     2.12(e)

         SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture Securities" means the Securities.

         "indenture Security holder" means a Holder.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture Securities means the Company.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time;

         (c) "or" is not exclusive;

         (d) "including" means including, without limitation; and

         (e) words in the singular include the plural, and words in the plural include the singular.

         SECTION 1.05 Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

         (c) The ownership of Securities shall be proved by the register for the Securities or by a certificate of the Registrar.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE 2

                                 THE SECURITIES

         SECTION 2.01 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A and B, which are incorporated into and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

         (a) 144A Global Securities. Securities offered and sold within the United States to "qualified institutional buyers" as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for, and registered in the name of, The Depository Trust Company ("DTC") or its nominee (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary") duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

         (b) Global Securities in General. Except as provided in Section 2.06 or 2.12, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and conversions.

         Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the principal amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section
2.12 hereof and shall be made on the records of the Trustee and the Depositary.

         (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Security deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for such Depositary and (c) shall bear legends substantially to the following effect:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

         VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

         (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit B attached hereto.

         SECTION 2.02 Execution and Authentication. An Officer shall sign the Security for the Company by manual or facsimile signature.

         Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory of the Trustee, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of up to $100,000,000, or an aggregate principal amount of up to $15,000,000 if the 30-day Option is exercised fully, upon a Company Order without any further action by the Company. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

         The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

         SECTION 2.03 Registrar, Paying Agent, Bid Solicitation Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Company shall also appoint a Bid Solicitation Agent to act pursuant to Article 10. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to
Section 4.05.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

         The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities. None of the Company or any Subsidiary or any Affiliate of the Company may act as Bid Solicitation Agent.

         SECTION 2.04 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

         SECTION 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on each June 15 and December 15 during the term of the Securities a listing of Holders dated within 13 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

         SECTION 2.06 Transfer and Exchange. Subject to Sections 2.01(b), 2.06(b) and 2.12 hereof,

         (a) (i) upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at the office or agency of the company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

         (ii) At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

         (iii) The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities in respect of which a Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased).

         (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

         (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

         (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

         (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

         (f) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibits A and B setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend.

         (g) Any Security or Common Stock issued upon the conversion or exchange of a Security that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Securities or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

         SECTION 2.07 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such Security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

         Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 2.08 Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.07 and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

         If the Paying Agent holds, in accordance with this Indenture, on or prior to the Business Day following the Change in Control Purchase Date, or on the Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue.

         If a Security is converted in accordance with Article 10, then from and after the time of conversion on the conversion date, such Security shall cease to be outstanding and interest shall cease to accrue on such Security.

         SECTION 2.09 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

            SECTION 2.10 Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not reissue, reoffer or resell new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article
10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities shall be disposed of by the Trustee in accordance with its customary procedures.

            SECTION 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Change in Control Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            SECTION 2.12 Global Securities.

            (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Sections 2.06 and 2.12(a)(i), (B) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Sections 2.06 and 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and Sections 2.12(a)(iii) and (iv) below.

            (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective (i) any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a); and (ii) the transfer and exchange of beneficial interests in a Global Security effected through the Depositary in accordance with this Indenture and the procedures of the Depositary.

            (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

            (1) so long as the Securities are Restricted Securities, a certification in the form set forth in Exhibit C;

            (2) written instructions from the Company to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

            (3) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend,

then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

            (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

                  (x)   to register the transfer of such Certificated
            Securities; or

                  (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

      the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                        (A) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                        (B) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

                        (C) if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

            (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Trustee, together with:

                  (1) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit C, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

                  (2) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

            (b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend, including the delivery of an Opinion of Counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate and other evidence the Registrar may request as to the compliance with the restrictions set forth in the Legend.

            (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

            (d) In the event that Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year restriction period, then restrictions on transfer on the Securities and the Common Stock will be deemed to refer to the shortened restriction period. The Company undertakes to inform the Trustee if such change to Rule 144(k) occurs and the effect (if any) to the restrictions on transfer applicable to the Securities and Common Stock and shall provide additional information (including an Opinion of Counsel and/or an Officers' Certificate) if so requested by the Trustee.

            (e) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

            (f) The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

                  (1) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(a)(i), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

            SECTION 2.13 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers; provided that any such notice may state that no representation is made as to the correctness of such numbers as printed on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

            SECTION 2.14 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee (or cause the Trustee to mail to each Holder) a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

            SECTION 2.15 Registration Default. The Additional Interest Amount shall be payable upon the Securities in the case of an Event (as defined in the Registration Rights Agreement). If an Event occurs, the Company shall deliver to the Trustee an Officers' Certificate stating (1) the Additional Interest Amount payable, (2) when such Additional Interest Amount began accruing and (3) when such Additional Interest Amount is payable. Unless and until a Responsible Officer of the Trustee receives such an Officer's Certificate, the Trustee shall assume that no Additional Interest Amount is payable.

                                   ARTICLE 3

                             PURCHASES OF SECURITIES

            SECTION 3.01 Purchase of Securities at Option of the Holder upon Change in Control.

            (a) If there shall have occurred a Change in Control, all or any portion of the Securities of any Holder equal to $1,000 or a whole multiple of $1,000 shall be purchased by the Company in cash, at the option of such Holder, at a purchase price equal to 100% of the principal amount of the Securities to be purchased, together with accrued and unpaid interest, if any, to, but not including, the purchase date (the "Change in Control Purchase Price"), on the date (the "Change in Control Purchase Date") that is not later than 30 Business Days after the date the Company provides notice of a Change in Control in accordance with Section 3.01(b) hereof, provided, however, that if the Change in Control Purchase Date is after a Regular Record Date but on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest becoming due on such Interest Payment Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such on the relevant Regular Record Date according to their terms, and the Change in Control Purchase Price shall not include such interest payment.

            If there shall have occurred a Change in Control pursuant to clause
(i) or (ii) of the definition thereof, the Company will pay on the Change in Control Purchase Date a Make-Whole Premium to the Holders of the Securities in addition to the Change in Control Purchase Price. The Make-Whole Premium will also be paid on the Change in Control Purchase Date to the Holders of Securities who convert their Securities on or after the date on which the Company has given a notice to all Holders of Securities in accordance with Section 3.01(b) hereof and on or before the Change in Control Purchase Date.

            The "Make-Whole Premium" will be determined by reference to the table below and is based on the date on which the Change in Control becomes effective (the "Effective Date") and the price (the "Stock Price") paid per share of the Company's Common Stock in the transaction constituting the Change in Control. If the holders of the Company's Common Stock receive only cash in the transaction, the Stock Price shall be the cash amount paid per share of the Company's Common Stock. Otherwise, the Stock Price shall be equal to the average Sale Price per share of the Company's Common Stock over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date.

            The following table shows what the Make-Whole Premium would be for each hypothetical Stock Price and Effective Date set forth below, expressed as a percentage of the principal amount of the Securities.

          MAKE-WHOLE PREMIUM UPON A CHANGE IN CONTROL (% OF FACE VALUE)

                                                              Effective Date
                      -----------------------------------------------------------------------------------------------
  Stock Price
  on Effective             July 26,         July 26,        July 26,         July 26,         July 26,       July 26,
      Date                   2004             2005            2006             2007             2008           2009
  ------------             --------         --------        --------         --------         --------       --------
      $ 9.87                  0.0%            0.0%             0.0%            0.0%             0.0%           0.0%
      $13.00                 25.8%           23.8%            21.2%           17.7%            12.4%           0.0%
      $16.00                 26.4%           23.8%            20.5%           16.1%             9.9%           0.0%
      $19.00                 24.2%           21.4%            17.7%           13.0%             6.9%           0.0%
      $22.00                 22.7%           19.6%            15.9%           11.2%             5.6%           0.0%
      $25.00                 21.4%           18.4%            14.6%           10.2%             5.0%           0.0%
      $28.00                 20.4%           17.4%            13.8%            9.5%             4.7%           0.0%
      $40.00                 17.6%           14.9%            11.9%            8.3%             4.4%           0.0%
      $50.00                 15.5%           13.3%            10.7%            7.7%             4.2%           0.0%
      $60.00                 13.5%           11.6%             9.6%            7.1%             4.1%           0.0%
      $70.00                 11.5%            9.9%             8.5%            6.6%             3.9%           0.0%

      The Make-Whole Premiums set forth above are based upon an interest rate of 5 1/4%, a Sale Price per share of the Company's common stock of $9.87 on July 19, 2004 and a Conversion Rate that results in a Conversion Price of $13.50, which is 36.78% higher than the Sale Price per share of the Company's common stock on July 12, 2004.

      The actual Stock Price and Effective Date may not be set forth on the table, in which case:

      - If the actual Stock Price on the Effective Date is between two Stock Prices on the table or the actual Effective Date is between two Effective Dates on the table, the Make-Whole Premium will be determined by a straight-line interpolation between the Make-Whole Premiums set forth for the two Stock Prices and the two Effective Dates on the table based on a 365-day year, as applicable.

      - If the Stock Price on the Effective Date exceeds $70.00 per share (subject to adjustment described below), no Make-Whole Premium will be paid.

      - If the Stock Price on the Effective Date is less than $9.87 per share (subject to adjustment described below), no Make-Whole Premium will be paid.

            The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate so adjusted.

      The Company shall pay, at its option, the Make-Whole Premium in cash, shares of its Common Stock or the same form of consideration used to pay for the shares of the Company's Common Stock in connection with the transaction constituting the Change in Control.

      If the Company pays the Make-Whole Premium in shares of its Common Stock, the value of its Common Stock to be delivered in respect of the Make-Whole Premium shall be deemed to be equal to the average Sale Price per share over the ten Trading Day period ending on the Trading Day immediately preceding the Change in Control Purchase Date. The Company may pay the Make-Whole Premium in shares of its Common Stock only if the information necessary to calculate the Sale Price per share is published in a daily newspaper of general circulation or by other appropriate means.

      In addition, the Company's right to pay the Make-Whole Premium in shares of its Common Stock is subject to the satisfaction of the following:

         - listing such common stock on the principal United States securities exchange on which the Common Stock is then listed or, if not so listed, quoted on Nasdaq National Market;

         - the registration of the common stock under the Securities Act and the Exchange Act, if required; and

         - any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

      If such conditions are not satisfied with respect to a Holder prior to the close of business on the Change in Control Purchase Date, the Company shall pay the Make-Whole Premium in cash. The Company may not change the form of consideration to be paid with respect to the Make-Whole Premium once it has given notice set forth in Section 3.01(b) to Holders, except as described in the immediately preceding sentence.

      If the Company pays the Make-Whole Premium in the same form of consideration used to pay for the shares of the Company's Common Stock in connection with the transaction constituting the Change in Control, the value of the consideration to be delivered in respect of the Make-Whole Premium will be calculated as follows:

         - securities that are traded on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices will be valued based on the average closing price or last Sale Price, as applicable, over the ten Trading Day period ending on the Trading Day immediately preceding the Change in Control Purchase Date;

         - other securities, assets or property (other than cash) will be valued based on 98% of the average of the fair market value of such securities, assets or property (other than cash) as determined by two independent nationally recognized investment banks selected by the trustee; and

         -  100% of any cash.

            A "Change in Control" of the Company shall be deemed to have occurred at such time after the original issuance of Securities as any of the following events shall occur:

            (i) the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership, directly or indirectly, through a purchase, merger (except a merger by the Company described in Section 3.01(a)(ii)) or other acquisition transaction or series of transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of such Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its Subsidiaries or any employee benefit plans of the Company; or

            (ii) any consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's properties and assets to another person, other than:

                        (A) any transaction (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Capital Stock of the Company and (2) pursuant to which holders of the Capital Stock of the Company immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction;

                        (B) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity; or

                        (C) all of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in the transaction or transactions constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market, or which will be so traded or quoted when issued or exchanged in connection with the Change in Control, and as a result of such transaction or transactions the Securities become convertible solely into such common stock, or

            (iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election were previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

            (b) Prior to or on the 30th day after the occurrence of a Change in Control, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee, shall give to all Holders, in the manner provided in Section 11.02 hereof, notice of the occurrence of the Change in Control and of the purchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a purchase right to the Trustee. The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

                  (1) briefly, the events causing a Change in Control and the date of such Change in Control;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.01 must be given;

                  (3)   the Change in Control Purchase Date;

                  (4)   the Change in Control Purchase Price;

                  (5) the name and address of the Paying Agent and the Conversion Agent;

                  (6) that Securities as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article 10 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (7) that Securities must be surrendered to the Paying Agent to collect payment;

                  (8) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (7) above;

                  (9) briefly, the procedures the Holder must follow to exercise rights under this Section 3.01;

                  (10) briefly, the conversion rights of the Securities, including the Conversion Rate and any adjustments thereto;

                  (11) the procedures for withdrawing a Change in Control Purchase Notice;

                  (12)  the CUSIP number of the Securities;

                  (13) whether a Make-Whole Premium shall be paid by the Company and the form of consideration to be paid in respect of the Make-Whole Premium; and

                  (14) if a Make-Whole Premium is paid by the Company, that a Make-Whole Premium shall be paid by the Company on the Change of Control Purchase Date to Holders of Securities who have converted their Securities into the Company's Common Stock on or after the date the Company has given notice to all Holders in accordance with this Section 3.01(b) and on or before the Change in Control Purchase Date.

            (c) A Holder may exercise its rights specified in Section 3.02(a) hereof upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent prior to the Change in Control Purchase Date, stating:

                  (1) the certificate number of the Security, if any, which the Holder will deliver to be purchased or the appropriate Depositary procedures if the Securities are not in certificated form;

                  (2) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or any whole multiple thereof; and

                  (3) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 5 on the reverse side of the Securities and in this Indenture.

            The delivery of such Security to the Paying Agent prior to the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section
3.01 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

            The Company shall purchase from the Holder thereof, pursuant to this
Section 3.01, a portion of a Security so delivered for purchase if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

            Any purchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.01.

            Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

            The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

            SECTION 3.02 Effect of Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Change in Control Purchase Notice specified in Section 3.01(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Security. Such Purchase Price (along with the Make-Whole Premium, if any) shall be paid to such Holder, subject to receipt of consideration for the Securities by the Paying Agent, promptly following the later of (x) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 3.01(c), as the case may be, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.01(c), as the case may be. Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

            A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change in Control Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date specifying:

                  (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted or, if not in certificated form, the applicable Depositary procedures,

                  (2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

                  (3) the principal amount, if any, of such Security which remains subject to the original Change in Control Purchase Notice and which has been or will be delivered for purchase by the Company.

            There shall be no purchase of any Securities pursuant to Section
3.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Securities) in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

            SECTION 3.03 Deposit of Change in Control Purchase Price. Prior to 11:00 a.m. (New York City time) on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business
Day) sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change in Control Purchase Date and an amount in cash or shares of Common Stock sufficient to pay any Make-Whole Premium.

            If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds cash sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof that are to be purchased as of the Change in Control Purchase Date, on or after the Change in Control Purchase Date, and an amount in cash or shares of Common Stock sufficient to pay any Make-Whole Premium (i) such Securities will cease to be outstanding, (ii) interest on such Securities will cease to accrue and (iii) all other rights of the holders of such Securities will terminate, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent, other than the right to receive the Change in Control Purchase Price and the Make-Whole Premium, if any, upon delivery of the Securities.

            SECTION 3.04 Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

            SECTION 3.05 Covenant to Comply with Securities Laws upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.01 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule

13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.

            SECTION 3.06 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remains unclaimed as provided in paragraph 9 of the Securities, together with interest or dividends, if any, thereon, held by them for the payment of the Change in Control Purchase Price and Make-Whole Premium, if any; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Change in Control Purchase Price of the Securities and Make-Whole Premium, if any, or portions thereof which the Company is obligated to purchase as of the Change in Control Purchase Date then promptly after the Business Day following the Change in Control Purchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

                                   ARTICLE 4

                                   COVENANTS

            SECTION 4.01 Payment of Principal, Premium, Interest on the Securities. The Company will duly and punctually pay the principal of and interest at the Interest Rate in respect of the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than 11:00 a.m., New York time on the day of the Stated Maturity of any Security or on any Interest Payment Date, all payments so due on such date. Principal amount at Stated Maturity, Change in Control Purchase Price, and cash interest shall be considered paid on the applicable date due if at 11:00 a.m., New York time on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due. Except as otherwise noted, all references to the payment of interest include the payment of Additional Interest Amounts.

            The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 on the reverse side of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such overdue interest shall be payable on demand.

            SECTION 4.02 SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a).

            SECTION 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2004) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

            SECTION 4.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

            SECTION 4.05 Maintenance of Office or Agency. The Company will maintain in The Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The New York branch office of the Corporate Trust Office of the Trustee, shall initially be such office or agency for all of the aforesaid purposes. The Corporate Trust Office of the Trustee shall provide appropriate contact information therefor upon request. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

            The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

            SECTION 4.06 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder or any beneficial holder of Securities or shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

            SECTION 4.07 Additional Interest Amounts Notice. In the event that the Company is required to pay Additional Interest Amounts to Holders pursuant to the Registration Rights Agreement, the Company will provide written notice ("Additional Interest Amount Notice") to the Trustee of its obligation to pay Additional Interest Amounts no later than fifteen (15) days prior to the proposed payment date for the Additional Interest Amounts, and the Additional Interest Amounts Notice shall set forth the amount of Additional Interest Amounts to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Interest Amounts, or with respect to the nature, extent or calculation of the amount of Additional Interest Amounts when made, or with respect to the method employed in such calculation of the Additional Interest Amounts.

                                   ARTICLE 5

                             SUCCESSOR CORPORATION

            SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with, merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

            (a)   either (1) the Company shall be the continuing corporation or
(2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety is a corporation, limited liability company, partnership or trust that (i) shall be organized and validly existing under the laws of the United States or any State of the United States and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

            (b) at the time of such transaction, no Event of Default and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing; and

            (c) the Company shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.11, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to
Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

            SECTION 6.01 Events of Default. An "Event of Default" occurs if:

                  (1) the Company fails to pay when due the principal of any of the Securities at Stated Maturity or the Change in Control Purchase Price on any Security when the same becomes due and payable;

                  (2) the Company fails to pay an installment of interest (or Additional Interest Amounts, if any) on any of the Securities that continues for 30 days after the date when due;

                  (3) the Company fails to deliver shares of Common Stock, together with cash in lieu of fractional shares, when such shares of Common Stock or cash in lieu of fractional shares is required to be delivered upon conversion of a Security and such failure continues for 10 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by the Holder of such Security;

                  (4) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture for a period of 30 days after receipt by the Company of a Notice of Default (as defined in this Section 6.01);

                  (5) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $10 million, or there is an acceleration of indebtedness for borrowed money in an amount in excess of $10 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in either case, for a period of 30 days after receipt by the Company of a Notice of Default;

                  (6) the Company or any Significant Subsidiary or any Subsidiaries of the Company in the aggregate that would constitute a Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

                        (A)   commences a voluntary case or proceeding;

                        (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                        (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                        (D) makes a general assignment for the benefit of its creditors;

                        (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                        (F) consents to the filing of such a petition or the appointment of or taking possession by a Custodian;

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (A) is for relief against the Company or any Significant Subsidiary or any Subsidiaries of the Company in the aggregate that would constitute a Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary or any Subsidiaries of the Company in the aggregate would constitute a Significant Subsidiary insolvent or bankrupt;

                        (B) appoints a Custodian of the Company or any Significant Subsidiary or any Subsidiaries of the Company in the aggregate that would constitute a Significant Subsidiary or for any substantial part of its or their properties; or

                        (C) orders the winding up or liquidation of the Company or any Significant Subsidiary or any Subsidiaries of the Company in the aggregate that would constitute a Significant Subsidiary;

            and the order or decree remains unstayed and in effect for 60 days.

            A Default under clause (4) or (5) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (4) or (5) above after actual receipt of such notice. Any such notice must be in writing, specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company will deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both would become an Event of Default under clause (4) or (5) above, its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by written notice to the Company and the Trustee, may declare the Securities due and payable at their principal amount together with accrued and unpaid interest. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

            If an Event of Default specified in Section 6.01(6) or (7) above occurs and is continuing, then the principal and the interest on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

            The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind or annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, except nonpayment of the principal and any accrued and unpaid cash interest that have become due solely as a result of acceleration, and if all amounts due to the Trustee under Section
7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal and any accrued cash interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected or (3) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of
Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            SECTION 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it against loss, liability or expense. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            SECTION 6.06 Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

            SECTION 6.07 Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Change in Control Purchase Price or any accrued and unpaid cash interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

         SECTION 6.08 Collection Suit by Trustee. If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

         SECTION 6.09 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Change in Control Purchase Price or any accrued and unpaid cash interest in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of the principal amount, Change in Control Purchase Price or any accrued and unpaid cash interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         (1)      to the Trustee for amounts due under Section 7.07;

         (2) to Holders for amounts due and unpaid on the Securities for the principal amount, Change in Control Purchase Price or any accrued and unpaid cash interest (including, Additional Interest Amounts, if any) as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

         (3)      the balance, if any, to the Company.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

         SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of
Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         SECTION 6.12 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Change in Control Purchase Price or any accrued and unpaid cash interest in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

         SECTION 7.01 Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

         (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

         SECTION 7.02 Rights of Trustee. Subject to its duties and responsibilities under the provisions of Section 7.01, and, except as expressly excluded from this Indenture pursuant to said Section 7.01, subject also to its duties and responsibilities under the TIA:

         (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

         (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

         (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

         (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

         (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

         (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company (which cost shall be reasonable) and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

         (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

         (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

         (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         (l) the Trustee shall not be responsible for information in any notice provision provided to the Trustee by the Company. Before the Trustee acts or refrains from acting, it may require an Officer's Certificate and/or an Opinion of Counsel. The Trustee shall be protected and it shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or the Pledged Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

         SECTION 7.05 Notice of Defaults. If a Default occurs and if it is known to a Responsible Officer of the Trustee, the Trustee shall give to each Holder notice of the Default within 90 days after the occurrence thereof, unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.01(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interest of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

         SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

         SECTION 7.07 Compensation and Indemnity. The Company agrees:

         (a) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and expenses and taxes (other than taxes based upon, measured by or determined by reference to the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         To secure the Company's payment obligations in this Section 7.07, the Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, except for the money and property held in trust to pay the principal amount, Change in Control Purchase Price, or cash interest, if any, as the case may be, on particular Securities.

         The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 7.08 Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the

Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee and shall remove the Trustee if:

         (1)      the Trustee fails to comply with Section 7.10;

         (2)      the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or public officer takes charge of the Trustee or its property; or

         (4)      the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA
Section 310(b).

         SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA

Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

         SECTION 8.01 Discharge of Liability on Securities. When all outstanding Securities will become due and payable within one year of their Stated Maturity and the Company has deposited with the Trustee cash sufficient to pay and discharge all outstanding Securities on the date of their Stated Maturity, then the Company may discharge its obligations under this Indenture while Securities remain outstanding; provided that provisions of Section 2.03, Section 2.04,
Section 2.05, Section 2.06, Section 2.07, Section 2.12, Section 4.01, Section 4.05, Section 7.07, Article 10 and this Article 8 shall survive until the Securities have been paid in full. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

         SECTION 8.02 Repayment of the Company. The Trustee and the Paying
Agent shall promptly return to the Company upon written request (i) any excess money held by them at any time and (ii) any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

         SECTION 8.03 Deposited Monies to Be Held in Trust by Trustee.
Subject to Section 8.02, all monies deposited with the Trustee pursuant to
Section 8.01 shall be held in trust for the sole benefit of the Holders and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

         SECTION 8.04 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Sections 8.01 and 8.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Sections 8.01 and 8.03; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                   AMENDMENTS

         SECTION 9.01 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Holder for the purposes of, among other things:

         (1) adding to the Company's covenants for the benefit of the Holders;

         (2)      surrendering any right or power conferred upon the Company;

         (3) providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

         (4) increasing the Conversion Rate; provided that the increase will not adversely affect the interests of Holders in any material respect;

         (5) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

         (6) making any changes or modifications to this Indenture necessary in connection with the registration of the Securities under the Securities Act as contemplated by the Registration Rights Agreement; provided that this action does not adversely affect the interests of the Holders in any material respect;

         (7) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders in any material respect; or

         (8) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect;

         (9)      complying with Article 5;

         (10) providing for uncertificated Securities in addition to the Certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended; or

         (11)     providing for the appointment of a successor trustee.

         SECTION 9.02 With Consent of Holders. With the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Securities represented at the meeting, the Company may modify and amend this Indenture or the Securities and waive noncompliance by the Company. However, without the consent of each Holder affected, a modification, amendment or waiver to this Indenture or the Securities may not:

         (1) change the maturity of the principal of or any installment of interest on any Security or any payment of Additional Interest Amounts;

         (2) reduce the principal amount of, or interest on or any payment of Additional Interest Amounts on, any Security;

         (3) change the currency of payment of principal of, or interest on any Security;

         (4) impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Security;

         (5) except as otherwise permitted or contemplated by provisions of this Indenture concerning corporate reorganizations, materially adversely affect the purchase option of Holders or the conversion rights of Holders; or

         (6) reduce the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture or to waive any past default.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

         SECTION 9.03 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

         SECTION 9.04 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

         SECTION 9.05 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

         SECTION 9.06 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         SECTION 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10

                                   CONVERSION

         SECTION 10.01 Conversion Right and Conversion RateA Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on July 26, 2009, at the Conversion Rate then in effect. The initial "Conversion Rate" is 74.0741 shares of Common Stock per $1,000 principal amount of the Securities and is subject to adjustment as provided in this Article 10.

         In addition, a Holder may be entitled to the Make-Whole Premium in addition to the shares of Common Stock deliverable upon conversion of such Holder's Securities in accordance with Section 3.01 hereof.

         SECTION 10.02 Exercise of Conversion Right. To exercise the conversion right, the Holder of any Security to be converted shall in the case of Global Securities, comply with the procedures of the Depositary in effect at that time, and, in the case of Certificated Securities, surrender such Security duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Security to the Company stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

         Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Securities being surrendered for conversion.

         Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions (the "Conversion Date"), and at such time the rights of the Holders of such Securities as Holders shall cease (and all obligations of the Company with respect thereto shall be deemed satisfied, including with respect to the principal amount and any accrued and unpaid interest, including any Additional Interest), and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Company shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for or, if applicable, other book-entry confirmation representing the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 10.03 hereof.

         Except as specifically provided herein, no cash payment or other adjustment will be made on conversion of any Securities for interest accrued thereon or for dividends on any Common Stock. Accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited.

         In the case of any Certificated Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Securities.

         If shares of Common Stock to be issued upon conversion of a Restricted Security or portion thereof are to be registered in a name other than that of the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a certificate in substantially the form set forth in the form of Security set forth in Exhibit C annexed hereto, dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder shares of Common Stock or Securities issued upon conversion of any such Restricted Security not so accompanied by a properly completed certificate.

         If the Notes are converted after a Record Date for an Interest Payment Date but prior to the next Interest Payment Date, those Notes must be accompanied by funds equal to the interest payable to the Holder of the Notes on such Record Date on the next Interest Payment Date on the principal amount so converted.

         SECTION 10.03 Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Sale Price per Share of the Common Stock as of the Trading Day preceding the Conversion Date.

         SECTION 10.04 Adjustment of Conversion Rate. The Conversion Rate shall be subject to adjustments, calculated by the Company, from time to time as follows:

         (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

         (1) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the total number of shares constituting such dividend or other distribution, and

         (2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination.

Such increase shall become effective immediately after the opening of business on the Business Day following the Record Date. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

         (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced. In each such case, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination. Such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (c) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock (other than as contemplated by Section 10.14) entitling them (for a period of not more than 60 days) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a Conversion Price per share) less than the Current Market Price per share of Common Stock on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect at the opening of business on the date after such Record Date by a fraction:

                  (1) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible) at such below Current Market Price, and

                  (2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate Conversion Price of the convertible securities so offered) would purchase at such Current Market Price.

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

         (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 10.04(a) applies) or evidences of its indebtedness or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 10.04(c) or 10.14, (2) any dividends or distributions in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.11 hereof applies and (3) dividends and distributions paid exclusively in cash referred to in Section 10.04(e) (the securities described in foregoing clauses (1), (2) and (3) hereinafter in this
Section 10.04(d) called the "excluded securities"), then, in each such case, subject to the second succeeding paragraph of this Section 10.04(d), the Conversion Rate shall be adjusted so that the same shall be equal to the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

                  (1) the numerator of which shall be such Current Market Price per share of the Common Stock on the Record Date, and

                  (2) the denominator of which shall be the Current Market Price per share of Common Stock on such date, less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities, evidences of indebtedness or other assets so distributed (other than excluded securities) applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date).

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the securities, evidences of indebtedness or other assets so distributed (other than excluded securities) applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of securities, evidences of indebtedness or other assets so distributed (other than excluded securities) such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

         If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.04(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution (other than excluded securities), it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 10.04(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interests of the Holder.

         For purposes of this Section 10.04(d) and Sections 10.04(a), 10.04(b) and 10.04(c), any dividend or distribution to which this Section 10.04(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 10.04(b) applies, or rights or warrants to subscribe for or purchase shares of Common

Stock (or securities convertible into Common Stock) to which Section 10.04(c) applies (or any combination thereof), shall be deemed instead to be:

         (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 10.04(a), 10.04(b) and 10.04(c) apply, respectively (and any Conversion Rate increase required by this Section 10.04(d) with respect to such dividend or distribution shall then be made), immediately followed by

         (2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Rate increase required by Sections 10.04(a), 10.04(b) and 10.04(c) with respect to such dividend or distribution shall then be made), except:

                  (A) the Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 10.04(a), (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 10.04(b), and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 10.04(c), and

                  (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 10.04(a) and any increase or reduction in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

         (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock, cash (excluding any cash (1) that is distributed as part of a distribution referred to in Section 10.04(d) hereof, and (2) any quarterly cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed $0.005 (the "dividend threshold amount"); (the dividend threshold amount is subject to adjustment on the same basis as the Conversion Rate, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the Conversion Rate pursuant to this Section 10.04(e)), then and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction:

         (i) the numerator of which shall be equal to the Current Market Price on such Record Date, and

         (ii) the denominator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the aggregate amount of the cash distributed and (y) the number of shares of Common Stock outstanding on the Record Date.

In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

         (f) In case the Company or any of its Subsidiaries pays holders of the Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for shares of Common Stock to the extent that the cash and fair market value of any other consideration included in the payment per share of Common Stock exceeds the Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the "Expiration Time"), then, and in each such case, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

         (1) the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

         (2) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made.

         (g) For purposes of this Section 10.04, the following terms shall have the meanings indicated:

         "Current Market Price" shall mean the average of the daily Sale Prices per share of Common Stock for the ten consecutive Trading Days ending not later than the earlier of the date immediately prior to the date in question and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation. If another issuance, distribution, subdivision or combination to which Section 10.04 applies occurs during the period applicable for calculating "Current Market Price" pursuant to the preceding definition, then "Current Market Price" shall be appropriately adjusted to reflect the impact of such issuance, distribution, subdivision or combination on the Sale Price of the Common Stock during such period. For purposes of this paragraph, the term "ex" date, when used:

         (A) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

         (B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

         (C) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 10.04, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.04 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

         (2) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

         (3) "Record Date" shall mean for purposes of this Article 10, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         (h) The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.04(a), (b), (c), (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and the increase is irrevocable during the period and the Board of Directors determines in good faith that such increase would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

         (i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 10.04(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. In the event that, on the date that is five Business Days prior to the maturity of the Securities (whether at Stated Maturity or otherwise), an adjustment has been carried forward pursuant to the preceding sentence but has not yet been taken into account in an adjustment to the Conversion Rate and notwithstanding the first sentence of this paragraph (i), an adjustment to the Conversion Rate will be made on such date in accordance with the relevant paragraph of this Section
10.04. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock. No adjustment in the Conversion Rate shall be required if the Holders participate in the transactions that would otherwise lead to an adjustment in the Conversion Rate pursuant to this Section 10.04.

         (j) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.03 hereof.

         (k) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         SECTION 10.05 Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 10.04(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective, and shall mail, or cause the Trustee to mail, at the Company's expense, such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         SECTION 10.06 Notice Prior to Certain Actions. In case at any time after the date hereof:

         (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

         (2)      the Company shall authorize (other than pursuant to a Rights
     Plan) the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

         (3) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

         (4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 4.05 hereof, and shall cause to be provided to the Trustee and all Holders in accordance with Section
11.02 hereof, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating:

                  (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

                  (B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

         Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 10.06.

         SECTION 10.07 Company to Reserve Common Stock. The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Securities outstanding.

         SECTION 10.08 Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. A Holder delivering a Security for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

         SECTION 10.09 Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable.

         SECTION 10.10 Cancellation of Converted Securities. All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in
Section 2.10.

         SECTION 10.11 Effect of Reclassification, Consolidation, Merger or Sale. If any of following events occur, namely:

         (1) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

         (2) any merger, consolidation, statutory share exchange or combination of the Company with another corporation, or

         (3) any sale or conveyance of all, or substantially all, the properties and assets of the Company to any other Person,

in each case, as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets

(including cash or any combination thereof) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 10.11 the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the purchase rights set forth in Section 3.01 hereof.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section 10.11 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

         If this Section 10.11 applies to any event or occurrence, Section 10.04 hereof shall not apply to such event or occurrence.

         SECTION 10.12 Adjustment for Other Distributions. If, after the Issue Date of the Securities, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests as described in Section 10.04(d), of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

                            P' = P x 1/(1 + M/F)

where:

      P' = the adjusted Conversion Rate.

      P  = the current Conversion Rate.

      F = the fair market value of the securities distributed in respect of each share of Common Stock, which shall be the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Post-Distribution Prices of those securities distributed for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.

      M = the average of the Post-Distribution Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date").

         "Post-Distribution Price" of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the New York Stock Exchange or such other national or regional exchange or market on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange or market, as reported by the Nasdaq system or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a "when issued" basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the New York Stock Exchange or such other national or regional exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest as the case may be, is not listed on a United States national or regional securities exchange, as reported by the Nasdaq system or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations, which reflect the post-distribution value of the Capital Stock or equity interests as it considers appropriate.


         SECTION 10.13 Responsibility of Trustee for Conversion Provisions. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

         SECTION 10.14 Rights Issued in Respect of Common Stock Issued Upon Conversion. In the event that the Company implements a new rights plan or any similar plan (a "Rights Plan"), or the Company's current Rights Plan is still in effect, upon conversion of the Securities into Common Stock, to the extent that any such Rights Plan has been implemented and is still in effect upon such conversion, the holders of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph (including the issuance of the rights, the distribution of separate certificates representing the rights, the exercise or redemption of such rights in accordance with the applicable rights agreement and the termination or invalidation of the rights) shall not constitute a distribution of rights or warrants pursuant to Section 10.04.

                                   ARTICLE 11

                                  MISCELLANEOUS

         SECTION 11.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

         SECTION 11.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows, or, other than notices to the Company, transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

   if to the Company:

         Titan International, Inc.
         2701 Spruce Street
         Quincy, Illinois 62301
         Attention: Cheri Holley
         Facsimile: (217) 228-3040

   if to the Trustee:

         U.S. Bank National Association
         101 West Washington Street
         Suite 655 S
         Indianapolis, Indiana 46255
         Attention: Ann Forey
         Facsimile: (317) 267-7658

         The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

         If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

         SECTION 11.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

         SECTION 11.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.05 Statements Required in an Officers' Certificate or Opinion.Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

         SECTION 11.06 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.07 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

         SECTION 11.08 Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

         SECTION 11.09 GOVERNING LAW. THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 11.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 11.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 11.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

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